Exhibit 1.1

ATM EQUITY OFFERINGSM SALES AGREEMENT

May 9, 2023

BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Janux Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through BofA Securities, Inc., as sales agent and/or principal (the “Agent”), shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), having an aggregate offering price of up to $150,000,000, on the terms set forth in this agreement (this “Agreement”). Unless the context otherwise requires, all references to the Company include the Company and each of its subsidiaries (whether presently existing or hereinafter established). The Company agrees that whenever it determines to sell Shares (as defined below) directly to the Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3(b)(vii) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this ATM Equity OfferingSM Sales Agreement and any applicable Terms Agreement.

Section 1.
DEFINITIONS
(a)
Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agent shall have placed the Maximum Program Amount pursuant to this Agreement and (y) the date this Agreement is terminated pursuant to Section 7.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Floor Price Limitation” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable period set forth in the Issuance Notice, which may be adjusted by the Company at any time during the period set forth in the Issuance Notice by delivering written notice of such change to the Agent and which in no event shall be less than $1.00 without the prior written consent of the Agent, which may be withheld in the Agent’s sole discretion.

“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent pursuant to any Issuance Notice.

“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit A that is executed by its President and Chief Executive Officer, Chief Financial Officer or Acting Chief Financial Officer.

“Issuance Notice Date” means any Trading Day during the Agency Period that an Issuance Notice is delivered pursuant to Section 3(b)(i).

“Issuance Price” means the Sales Price less the Selling Commission.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of the lesser of (a) the number or dollar amount of Common Shares registered under the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable), or (d) the number or dollar amount of Common Shares for which the Company has filed a Prospectus (as defined below).

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means The Nasdaq Global Market or such other national securities exchange on which the Common Shares, including any Shares, are then listed.

“Sales Price” means the actual sale execution price of each Share placed by the Agent pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Commission” means up to three percent (3%) of the gross proceeds of Shares sold pursuant to this Agreement, or as otherwise agreed between the Company and the Agent with respect to any Shares sold pursuant to this Agreement.

“Settlement Date” means the second business day following each Trading Day during the period set forth in the Issuance Notice on which Shares are sold pursuant to this Agreement, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales.

“Shares” means the Common Shares issued or issuable pursuant to this Agreement.

“Trading Day” means any day on which the Principal Market is open for trading.

Section 2.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date (as defined below) and (5) each Time of Sale (as defined below) (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

(a)
Registration Statement. The Company has prepared and filed with the Commission a shelf registration statement on Form S-3 that contains a base prospectus (the “Base Prospectus”). The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares, including pursuant to Rule 462(b) under the Securities Act (any such registration filed pursuant to Rule 462(b) under the Securities Act, a “Rule 462(b) Registration Statement”). Except where the context otherwise requires, such registration statement(s), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended or supplemented, is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement(s), together with any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act or included in the Registration Statement relating to a particular issuance of the Shares, including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Agent by the Company for use in connection with the offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

At the time the Original Registration Statement was or will be originally declared effective and at the time the Company’s most recent annual report on Form 10-K was filed with the Commission, if later, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. During the Agency Period, each time the Company files an annual report on Form 10-K the Company will meet the then-applicable requirements for use of Form S-3 under the Securities Act.

(b)
Compliance with Registration Requirements. The Original Registration Statement and any Rule 462(b) Registration Statement have been declared or will have been declared effective by the Commission under the Securities Act prior to the date of their first use. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied in all material respects with the Securities Act and, if filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) (except as may be permitted by Regulation S‑T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the issuance and sale of the Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the date of this Agreement, the Prospectus and any Free Writing Prospectus (as defined below) considered together (collectively, the “Time of Sale Information”) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in Section 6 below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said rule.

(c)
Ineligible Issuer Status. The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act including timely filing with the Commission or retention where required and legending, and each such Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the issuance and sale of the Shares did not, does not and will not include any information that conflicted, conflicts with or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein. Except for the Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to the Agent before first use, the Company has not prepared, used or referred to, and will not, without the Agent’s prior consent, prepare, use or refer to, any Free Writing Prospectus.
(d)
Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus complied at the time they were filed or, to the extent such documents are hereafter filed with the Commission, will comply, in all material respects with the requirements of the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)
Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus filed with the Commission, and any Free Writing Prospectus or amendment or supplement thereto complied, or to the extent such documents or any Free Writing Prospectus or amendment or supplement thereto are hereafter filed with the Commission, will comply, in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at each Time of Sale (as defined below), as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(f)
Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(g)
Disclosure and Accounting Controls and Procedures; Company’s Accounting System. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including any of its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. The Company makes and keeps accurate books and records and has established and maintains effective internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(h)
This Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(i)
Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.
(j)
No Applicable Registration or Other Similar Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement and the Prospectus and have been waived.
(k)
No Material Adverse Effect. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change or any development that would reasonably be expected to result in a material adverse change (i) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) in the ability of the Company to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(l)
Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.
(m)
Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except in the case of unaudited interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act or the Exchange Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. All disclosures contained or incorporated by reference in the Registration Statement and the Prospectus that constitute non‑GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus.

(n)
Incorporation and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (or such equivalent concept to the extent it exists under the laws of such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.
(o)
Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of options referred to in the Registration Statement and the Prospectus). The Common Shares (including the Shares) conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company, except as have been duly and validly waived. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus.
(p)
Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity except as listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K or as described in the Company’s other filings with the Commission.
(q)
Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Principal Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.
(r)
Absence of Violations, Defaults and Conflicts. The Company is not (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of the Company’s properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus

(including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity except, in the case of clause (ii) above, for such violation that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.
(s)
No Material Actions or Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the Company’s properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of the Company’s properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
(t)
Intellectual Property Rights. The Company owns, has obtained valid and enforceable licenses for, or can acquire on reasonable terms, the patent rights (including issued patents and pending patent applications), inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dresses, and other intellectual property and all goodwill related thereto which are necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted as described in the Registration Statement or the Prospectus (collectively, “Intellectual Property”). To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is licensed to the Company, and the Company has taken all reasonable steps necessary to secure its respective interests in the Intellectual Property, by assignment or otherwise, from the Company’s employees, consultants, agents and contractors; (ii) there is no infringement, misappropriation, or dilution by third parties of any Intellectual Property and no third party has infringed, misappropriated, diluted or otherwise violated any Company Intellectual Property; (iii) the Company is not infringing, misappropriating, or diluting the intellectual property rights of third parties; (iv) except as disclosed in the Registration Statement and the Prospectus, the Company is the sole owner of the Intellectual Property owned by it and has the valid right to use such Intellectual Property without the obligation to obtain consent to sublicense and without a duty of accounting to co-owner, as applicable; and (v) no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. Except as disclosed in the Registration Statement and the Prospectus, the Company is not obligated to pay a material royalty, grant a license or option, or provide other material consideration to any third party in connection with the Intellectual

Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company infringes, misappropriates, dilutes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement and the Prospectus as under development, infringe, misappropriate, dilute, or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect. The product candidates described in the Registration Statement and the Prospectus as under development by the Company fall within the scope of the claims of one or more patent applications owned by the Company. No government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company that would confer any governmental agency or body, university, college, other educational institution or research center any claim or right of ownership to any such Intellectual Property. To the Company’s knowledge, all patent applications owned by the Company or under which the Company has rights have been duly and properly filed and are being diligently prosecuted. To the Company’s knowledge, the Company and the parties prosecuting patent applications owned by the Company have complied or are in the process of complying with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”), in connection with all patent applications for which it has filing or prosecution responsibilities. To the Company’s knowledge, there are no patents or patent applications of a third party that contains claims that dominate or may dominate (as such term is described in 35 U.S.C. §135 and 37 C.F.R. 41.100 to 41.208) with the pending claims of any of the Intellectual Property of the Company. To the Company’s knowledge, there is no prior art material to any patent application of the Intellectual Property of the Company that may render any later issued U.S. patent from such patent application owned by the Company invalid or unenforceable. The Company is not aware of any prior art or public or commercial activity or other facts required to be disclosed to the USPTO which would preclude the grant of a patent in connection with any such application.
(u)
Possession of Licenses and Permits. The Company possesses, or qualifies for an exemption from any applicable requirement to obtain, such permits, licenses, certificates, certifications, approvals, clearances, registrations, exemptions, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by it, except where the failure so to possess or qualify would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company is, and for the past three (3) years, as applicable, has been in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(v)
Title to Properties. The Company has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) do not, singly or in the aggregate, materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement or the Prospectus, are in full force and effect, and the Company does not have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.
(w)
Tax Law Compliance. All United States federal income tax returns of the Company required by law to be filed have been filed or a timely extension in accordance with applicable law has been requested thereof and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or the amount of which would not result, individually or in the aggregate, in a Material Adverse Effect. The Company has filed all other tax returns that are required to have been filed by them pursuant to applicable federal, foreign, state, local or other tax law (or has duly requested extensions thereof in accordance with applicable law) except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, or except insofar as the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.
(x)
Company Not an “Investment Company.” The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(y)
Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.
(z)
No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act (“Regulation M”).
(aa)
Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.
(bb)
FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with Financial Industry Regulatory Authority, Inc.’s (“FINRA”) rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct.
(cc)
No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Prospectus, neither the Company nor, to the best of the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement and the Prospectus.
(dd)
Compliance with Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company is not in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the Company’s requirements thereunder, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.
(ee)
ERISA Compliance. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), and, as of the date hereof, the Company has no knowledge that any such event is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred and, as of the date hereof, the Company has no knowledge that any such event is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would impact such favorable determination letter (or opinion letter, if applicable); (viii) neither the Company nor any member of the Controlled Group has incurred, nor, as of the date hereof, does the Company reasonably expect any such party to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred and, as of the date hereof, the Company has no knowledge that any of the following events is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ff)
Brokers. Except as otherwise disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
(gg)
No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.
(hh)
Compliance with Laws. The Company have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(ii)
Anti-Corruption and Anti-Bribery Laws. None of the Company, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(jj)
Money Laundering Laws. The operations of the Company have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes of all jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental

Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(kk)
Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with all applicable laws, rules, and regulations of the Regulatory Agencies, including without limitation 21 C.F.R. Parts 50, 54, 56, 58 and 312; each description of such tests and trials, and the results thereof, contained in the Registration Statement and the Prospectus is accurate and complete in all material respects and fairly presents the data about and derived from such tests and trials, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with or call into question, the results described or referred to in the Registration Statement and the Prospectus. The Company has not received any written notices, communications or other correspondence from any Regulatory Agency requiring the termination, suspension or material modification of any preclinical tests or clinical trials that are, or the results of which are, described or referred to in the Registration Statement or the Prospectus.
(ll)
Sanctions. None of the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company, is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions (including, for the avoidance of doubt, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea regions of Ukraine, Cuba, Belarus, Russia, Iran, North Korea and Syria); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(mm)
Sarbanes-Oxley. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.
(nn)
Duties, Transfer Taxes, Etc. No stamp or other issuance or transfer taxes or duties are payable by the Agent in the United States or any political subdivision or taxing authority thereof or therein solely in connection with the execution, delivery or performance of this Agreement by the Company or the sale and delivery by the Company of the Shares to the Agent.
(oo)
Cybersecurity. (A) There has been no material security breach or incident, or unauthorized access or disclosure of or relating to the Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, databases (“IT Systems”) and data (including the data and information of the Company’s customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, and any such data processed or stored by third parties on behalf of the Company) (collectively, “IT Systems and Data”); (B) the Company has not been notified of, and does not have knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to the Company’s IT Systems and Data; (C) the Company has implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of the Company’s IT Systems and Data reasonably consistent with industry standards or as required by applicable laws and statutes governing the privacy and security of data; and (D) the IT Systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, and to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company is and since August 1, 2019, the Company has been in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, policies and contractual obligations governing the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (“Data Protection Requirements”). The Company: (i) has not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Data Protection Requirements; and (ii) is not a party to any order, decree, or agreement that imposes any obligation or liability by any governmental or regulatory authority under any Data Protection Requirement.
(pp)
Compliance with Healthcare Laws. Except where instances of failure to comply would not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company is and has been in compliance with all applicable foreign, federal, state and local healthcare laws, rules and regulations, including, without limitation, (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (ii) the Public Health Service Act (42 U.S.C. §§ 201 et seq.); (iii) all healthcare related fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the exclusions law (42 U.S.C. § 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287 and 1349, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§1320d et seq.), the Medicare statute (Title XVIII of the Social Security Act), and the Medicaid statute (Title XIX of the Social Security Act); and (iv) the patient privacy, data security and beach notification provisions under HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §§17921 et seq.); each as amended and the regulations promulgated pursuant to such laws (collectively, the “Healthcare Laws”). Neither the Company nor, to the Company’s knowledge, the Company’s officers, directors, employees, agents, have engaged in activities which are, as applicable, reasonable cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program. The Company is not a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred or non-prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement with or imposed by any governmental or regulatory authority. Additionally, except as disclosed in the Registration Statement and the Prospectus, neither the Company, nor any of its employees, officers or directors, or to the Company’s knowledge, agents, is or has been excluded, suspended, debarred or is otherwise ineligible to participate in any U.S. state or federal healthcare program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.
(qq)
Regulatory Compliance. Except as described in the Registration Statement and the Prospectus, the Company: (i) within the last five (5) years has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any Regulatory Agency or any other governmental authority alleging or asserting noncompliance with any applicable Healthcare Laws (as defined below) or the terms of any Governmental License, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or other governmental authority or third party alleging that any product, operation, or activity is in violation of any Healthcare Laws or Governmental Licenses and has no knowledge that any such Regulatory Agency or other governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) (a) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Healthcare Laws or Governmental Licenses, (b) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission), and (c) the Company is not aware of any reasonable basis for any material liability with respect to such filings; and (iv) has not, and to the knowledge of the Company, the Company’s officers, employees and agents have not, made any untrue statement of a material fact or fraudulent statement to any governmental authority or failed to disclose a material fact required to be disclosed to any governmental authority
(rr)
Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, would, singly or in the aggregate, result in a Material Adverse Effect.
(ss)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, Exchange Act, the rules of The Nasdaq Global Market, state securities laws or the rules of FINRA.
(tt)
Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of the Agent.
(uu)
No Rated Debt or Preferred Stock. The Company does not have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).
(vv)
Emerging Growth Status. From the time of the Company’s initial public offering through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.
(ww)
Dividend Restrictions. Except as disclosed in the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.
(xx)
Other Underwriting Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

Any certificate signed by any officer or representative of the Company and delivered to the Agent or counsel for the Agent in connection with an issuance of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

The Company acknowledges that the Agent and, for purposes of the opinions to be delivered pursuant to Section 4(p) hereof, counsel to the Company and counsel to the Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3.
ISSUANCE AND SALE OF COMMON SHARES
(a)
Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares through the Agent, acting as sales agent, or directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period.
(b)
Mechanics of Issuances.

(i) Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(b) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Issuance Notices effected pursuant to this Agreement, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the period set forth for any previous Issuance Notice shall have expired or been terminated. An Issuance Notice shall be considered delivered on the Trading Day that it is received by e‑mail to the persons set forth in Schedule A hereto and confirmed by the Company by telephone (including a voicemail message to the persons so identified), with the understanding that, with adequate prior written notice, the Agent may modify the list of such persons from time to time.

(ii) Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iii) Method of Offer and Sale. The Shares may be offered and sold (A) in privately negotiated transactions with the consent of the Company; (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Principal Market or sales made into any other existing trading market of the Common Shares. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clauses (A) and (B) above) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.

(iv) Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of Shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.

(v) Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. The Company may sell Shares to the Agent as principal at a price agreed upon at each relevant time Shares are sold pursuant to this Agreement (each, a “Time of Sale”).

(vi) Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares, and the period set forth in an Issuance Notice shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale to the Company, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company agrees that it will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. The parties hereto acknowledge and agree that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings. The Company agrees that no such notice shall be effective against the Agent unless it is made to the persons identified in writing by the Agent pursuant to Section 3(b)(i).

(vii) No Guarantee of Placement, Etc. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in placing Shares; (B) the Agent will incur no liability or obligation to the Company or any other Person if it does not sell Shares; and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, whether from the Company or otherwise, unless the Company and the Agent agree as set forth below. Shares purchased from the Company by the Agent as principal shall be made in accordance with terms agreed upon between the Agent and the Company as evidenced by a Terms Agreement. The Agent’s commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsels and accountants’ letter pursuant to Sections 4(o), (p) and (q), respectively, hereof. In the event of a conflict between the terms of this ATM Equity OfferingSM Sales Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

(viii) Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares, during any period in which the Company is in possession of material non-public information.

(c)
Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount.
(d)
Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares by the Company; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Prospectus, any Free Writing Prospectus (as defined below) prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Agent, preparing and printing a “Blue Sky Survey” or memorandum and any supplements thereto, advising the Agent of such qualifications, registrations, determinations and exemptions; (vii) the reasonable fees and disbursements of the Agent’s counsel, including the reasonable fees and expenses of counsel for the Agent in connection with, FINRA review, if any, and approval of the Agent’s participation in the offering and distribution of the Shares; (viii) the filing fees incident to FINRA review, if any; and (ix) the fees and expenses associated with listing the Shares on the Principal Market. The fees and disbursements of Agent’s counsel pursuant to subsections (vi) and (vii) above shall not exceed (A) $75,000 in connection with the execution of this Agreement and (B) $15,000 in connection with each Triggering Event Date (as defined below) on which the Company is required to provide a certificate pursuant to Section 4(o).
Section 4.
ADDITIONAL COVENANTS

The Company covenants and agrees with the Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:

(a)
Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act; and (ii) either (A) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agent pursuant to this Agreement and (2) the net proceeds received by the Company from such sales or, as determined by the Company in its sole discretion, (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)).
(b)
Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus; (iii) of the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or of any order preventing or suspending the use of any Free Writing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 4(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable thereafter. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.
(c)
Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 4(d) and Section 4(f)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Prospectus or a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(d) and Section 4(f). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Issuance Notice and the Company believes that it is in its best interests not to file such amendment or supplement.
(d)
Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement) or the Prospectus (excluding any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(e)
Use of Free Writing Prospectus. Neither the Company nor the Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” that constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering contemplated by this Agreement (any such free writing prospectus being referred to herein as a “Free Writing Prospectus”).
(f)
Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agent’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to the Agent, without charge, as many copies of any free writing prospectus prepared by or on behalf of, or used by the Company, as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such subsequent time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agent’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.
(g)
Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.
(h)
Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any period set forth in an Issuance Notice in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(i)
Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable thereafter.
(j)
Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, which requirement may be satisfied by publicly filing the required information on EDGAR.
(k)
Listing; Reservation of Shares. (a) The Company will maintain the listing of the Shares on the Principal Market; and (b) the Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement.
(l)
Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
(m)
Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.
(n)
Representations and Warranties. The Company acknowledges that each delivery of an Issuance Notice and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto); and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(o)
Deliverables at Triggering Event Dates; Certificates. The Company agrees that on or prior to the date of the first Issuance Notice, each time Shares are delivered to the Agent as principal on a Settlement date, and, during the term of this Agreement after the date of the first Issuance Notice, upon:

(A) the filing of the Prospectus or the amendment or supplement of any Registration Statement or Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or Prospectus;

(B) the filing with the Commission of an annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), in each case, of the Company; or

(C) the filing with the Commission of a current report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of securities of the Company in the Agent’s reasonable discretion;

(any such event, a “Triggering Event Date”), the Company shall furnish the Agent (but in the case of clause (C) above only if the Agent reasonably determines that the information contained in such current report on Form 8-K of the Company is material) with a certificate as of the Triggering Event Date, in the form and substance satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented, (A) confirming that the representations and warranties of the Company contained in this Agreement are true and correct, (B) confirming that the Company has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5(a)(iii) hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(o) shall be waived for any Triggering Event Date occurring at a time when no Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(o), then before the Company delivers the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company shall provide the Agent with a certificate in conformity with this Section 4(o) dated as of the date that the instructions for the sale of Shares are issued.

(p)
Legal Opinions. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Cooley LLP, counsel to the Company, Latham & Watkins LLP, counsel to the Agent, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, intellectual property counsel to the Company, each dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented, shall be furnished to the Agent. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Triggering Event Date).
(q)
Comfort Letter. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to

Section 4(o) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause Ernst & Young LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent and its counsel, substantially similar to the form previously provided to the Agent and its counsel; provided, however, that any such comfort letter will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent on the date of the occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. The Company shall be required to furnish no more than one comfort letter hereunder per calendar quarter.

(r) Secretary’s Certificate. On or prior to the date of the first Issuance Notice and on or prior to each Triggering Event Date, the Company shall furnish the Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of delivery (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.

(r)
Agent’s Own Account; Clients’ Account. The Company consents to the Agent trading, in compliance with applicable law, in the Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(s)
Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.
(t)
Market Activities. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Agent (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply. The Company shall promptly notify the Agent if it no longer meets the requirements set forth in Section (d) of Rule 102.
(u)
Notice of Other Sale. Without the written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares, during the period beginning on the third Trading Day immediately prior to the date on which any Issuance Notice is delivered to the Agent hereunder and ending on the third Trading Day immediately following the Settlement Date with respect to Shares sold pursuant to such Issuance Notice; effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares; and will not directly or indirectly enter into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under Nasdaq rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Common Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement or issued after the date of this Agreement in compliance with this Section, (iii) issuance or sale of any securities, Common Shares or securities convertible into or exchangeable for Common Shares in connection with strategic transactions including mergers, acquisitions, other business combinations, joint ventures or strategic alliances, manufacturing, marketing, sponsored research, collaboration, license or distribution arrangements which are not issued solely for capital raising purposes; provided that the aggregate number of Common Shares issued or sold under this subsection (iii) shall not exceed 5% of the number of Common Shares outstanding immediately prior to giving effect to such sale or issuance, and (iv) modification of any outstanding options, warrants of any rights to purchase or acquire Common Shares.

(w) Emerging Growth Company Status. The Company will promptly notify the Agent if the Company ceases to be an Emerging Growth Company at any time during the term of this Agreement.

Section 5.
CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT
(a)
Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of the Agent to Sell Shares. The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of the Agent to use its commercially reasonable efforts to place Shares during the applicable period set forth in the Issuance Notice is subject to the satisfaction, on each Trading Day during the applicable period set forth in the Issuance Notice, of each of the following conditions:

(i) Accuracy of the Company’s Representations and Warranties; Performance by the Company. The Company shall have delivered the certificate required to be delivered pursuant to Section 4(o) on or before the date on which delivery of such certificate is required pursuant to Section 4(o). The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date, including, but not limited to, the covenants contained in Section 4(m), Section 4(p), Section 4(q) and Section 4(r).

(ii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(iii) Material Adverse Effect. Except as disclosed in the Prospectus and the Time of Sale Information, (a) in the judgment of the Agent there shall not have occurred any Material Adverse Effect; and (b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iv) No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Nasdaq Stock Market, the New York Stock Exchange or any of their constituent markets. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Principal Market or trading in securities generally on either the Principal Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York, authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.

(v) No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement, the Prospectus or the Times of Sales Information, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(b)
Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date of a certificate in form and substance reasonably satisfactory to the Agent, executed by the President and Chief Executive Officer, Chief Financial Officer or Acting Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).
Section 6.
INDEMNIFICATION AND CONTRIBUTION
(a)
Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent, its officers and employees, their respective Affiliates and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such officer, employee, Affiliate or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Free Writing Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by the Agent in connection with, or relating in any manner to, the Common Shares or the offering contemplated hereby, and which is included as part of or referred in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Agent through its gross negligence, bad faith or willful misconduct, and to reimburse the Agent and each such officer, employee, Affiliate and controlling person for any and all expenses (including the reasonable and documented out-of-pocket fees and disbursements of counsel chosen by the Agent) as such expenses are reasonably incurred by the Agent or such officer, employee, Affiliate or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement, any such Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Agent to the Company consists of the information described in subsection (b) below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company may otherwise have.
(b)
Indemnification of the Company and its Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof, as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in any Free Writing Prospectus or the Prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Free Writing Prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information furnished to the Company by the Agent in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Company) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Agent have furnished to the Company expressly for use in the Registration Statement, any Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) is the information set forth in the first sentence of the ninth paragraph under the caption “Plan of Distribution” in the Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that the Agent or the Company may otherwise have.
(c)
Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 6 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the indemnified party (in the case of counsel for the indemnified parties referred to in Section 6(a) and Section 6(b) above), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(d)
Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
(e)
Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Shares pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total gross proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the agent fees received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each officer and employee of the Agent, each Affiliate of the Agent, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 7.
TERMINATION & SURVIVAL
(a)
Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.
(b)
Termination; Survival Following Termination.

(i) Either party may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon ten (10) Trading Days’ notice to the other party; provided that, (A) if the Company terminates this Agreement after the Agent confirms to the Company any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares and (B) Section 2, Section 6, Section 7 and Section 8 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.

(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

(iii) The Agent may terminate a Terms Agreement to which it is a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of the Agent, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package (as defined below) or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or (iv) if trading generally on the NYSE, the NYSE Amex or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities. For purposes hereof, the term “General

Disclosure Package” means each Free Writing Prospectus, if any, issued prior to the Applicable Time (as defined below), the most recent Prospectus filed with the Commission in accordance with Section 4(a), 4(b) or 4(c) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together. For purposes hereof, the term “Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the Agent.

Section 8.
MISCELLANEOUS
(a)
Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the date of this Agreement, and may file with the Commission a Current Report on Form 8‑K, with this Agreement attached as an exhibit thereto, describing the material terms of the transactions contemplated hereby, and the Company shall consult with the Agent prior to making such disclosures, and the parties hereto shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties hereto. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the reasonable opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties hereto.
(b)
No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company and the Agent, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent does not have any obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
(c)
Research Analyst Independence. The Company acknowledges that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company understands that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(d)
Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Agent:

BofA Securities, Inc.
One Bryant Park

New York, New York 10036

Attention: ATM Execution

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130
Attention: Matt Bush

If to the Company:

Janux Therapeutics, Inc.

10955 Vista Sorrento Parkway, Suite 200

La Jolla, CA 92130
Attention: James Pennington

with a copy (which shall not constitute notice) to:

Cooley LLP

10265 Science Center Drive

San Diego, CA 92121-1117
Attention: Kenneth J. Rollins

Any party hereto may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(d).

(e)
Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.
(f)
Partial Unenforceability. The invalidity or unenforceability of any Article, Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Article, Section, paragraph or provision hereof. If any Article, Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
(g)
Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(h)
General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
(i)
Recognition of the U.S. Special Resolution Regimes.
(a)
In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that the Agent is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)
As used in this Section 8(i):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

JANUX THERAPEUTICS, INC.

By: /s/ Tighe Reardon

Name: Tighe Reardon

Title: Acting Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

BOFA SECURITIES, INC.

By: /s/ Greg Butz

Name: Greg Butz

Title: Managing Director

EXHIBIT A

ISSUANCE NOTICE

[Date]

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attn: [__________]

Reference is made to the ATM Equity Offering Sales Agreement between Janux Therapeutics, Inc. (the “Company”) and BofA Securities, Inc. (the “Agent”) dated as of May 9, 2023. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)): _______________________

Issuance Amount (equal to the total Sales Price for such Shares):

$

Number of days in selling period:

First date of selling period:

Last date of selling period:

Settlement Date(s) if other than standard T+2 settlement:

Floor Price Limitation (in no event less than $1.00 without the prior written consent of the Agent, which consent may be withheld in the Agent’s sole discretion): $ ____ per share

Comments:

Janux Therapeutics, Inc.

By:

Name:

Title:

A-1

Schedule A

Notice Parties

The Company

David Campbell, Ph.D.

Tighe Reardon

James Pennington

The Agent

ATM Execution

ECM Legal

Annex I

Janux Therapeutics, Inc.

Common Stock

($0.001 par value)

TERMS AGREEMENT

BOFA SECURITIES, INC.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Janux Therapeutics, Inc., a Delaware corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated May 9, 2023 (the “Sales Agreement”), between the Company and BofA Securities, Inc. (the “Agent”), to issue and sell to the Agent as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “Securities”) on the terms specified in Schedule A hereto. Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California, 92130, or at such other place as shall be agreed upon by the Underwriter and the Company, at 9:00 A.M. (New York City time) on the second (or third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless terminated by the Underwriter in accordance with the provisions of Section 7(b)(iii) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter.

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

JANUX THERAPEUTICS, INC.

By:

Name:

Title:

Accepted as of the date hereof:

BOFA SECURITIES, INC.

By:

Name:

Title: